 Exhibit 99.1

 Pernix Therapeutics Announces Restructuring
 of Sales Force and Operations

Reorganization Expected to Drive Long-Term Revenue Growth, Improve Profitability and
Result in Annualized Cost Savings of Approximately $10 Million

MORRISTOWN, NJ – July 7, 2016 – Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX) (“Pernix” or the “Company”), a specialty pharmaceutical company, today announced an initiative intended to optimize the Company’s resources and improve the effectiveness of its sales force. As part of this effort, Pernix has reduced its total full-time work force by approximately 23 percent.

“Since I took over the CEO duties at Pernix, we have been performing a thorough analysis of the specific market opportunities served by our products and how well they are addressed by our existing organizational structure,” said John Sedor, Pernix’s Chairman and Interim CEO. “As part of this analysis it became clear that there were significant opportunities to optimize Pernix’s field force to more efficiently cover the most productive physicians. The actions announced today are designed to improve productivity, instill a more results-based culture and enable Pernix to more effectively serve our customers,” said Mr. Sedor.

The key elements of this reorganization plan include: (1) a reduction of 54 sales positions, primarily from Pernix’s Neurology sales team; (2) prioritization and reorganization of sales territories to reduce the inefficient time that sales representatives spent driving long distances between customers; (3) improvement of the Company’s compensation plan to incentivize the field sales staff to increase the frequency of calls on the focused targets; and (4) consolidation of the Neurology and Pain sales forces under one sales management structure to eliminate redundancies. In addition, as part of this initiative, Pernix is reducing its administrative staff by 6 employees.

“I would like to thank each and every one of the affected employees for their hard work and dedication to Pernix during their tenures here,” said Mr. Sedor. “While it is extremely difficult to execute work force reductions, this initiative is necessary to drive sales growth effectively, while building a more efficient organization. These actions represent an important step in our efforts to unlock the significant value that currently exists within Pernix.”

Pernix anticipates that this reorganization will result in an estimated annualized cost savings of approximately $10 million, beginning in the third quarter 2016. The Company expects to take a one-time charge of approximately $2 million in the third quarter of 2016 in connection with this reorganization.

As of today, Pernix remains in compliance with all covenants in its debt facilities and anticipates making its interest and principal payment on the Company’s Senior Secured Notes on August 1, 2016.

About Pernix Therapeutics

Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market. The Company targets underserved therapeutic areas such as CNS, including neurology and psychiatry, and has an interest in expanding into additional specialty segments. The Company promotes its branded products to physicians through its Pernix sales force, uses contracted sales organizations to market its non-core, cough and cold products, and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements. Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company’s Annual Report on Form 10-K. These factors include but are not limited to: our ability to negotiate attractive fees and rebates with managed-care, pharmacy benefit and other organizations, our ability to grow sales of our products; our ability to repay outstanding indebtedness; our ability to access capital markets; the successful development of next generation products; the successful resolution of outstanding litigation and other disputes; our ability to obtain regulatory approval of our product candidates; our ability to have third parties manufacture our products; competitive factors; our ability to find and hire qualified sales professionals; general market conditions. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

CONTACT

Investor Relations
Matthew P. Duffy, 212-915-0685
LifeSci Advisors, LLC
matthew@lifesciadvisors.com

Sanjay Patel, 800-793-2145 ext. 1009
Chief Financial Officer
spatel@pernixtx.com